Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2020 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.175 PER SHARE

ARLINGTON, Texas (Business Wire) - July 28, 2020
Fiscal 2020 Third Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 37% to $1.72
•Net income attributable to D.R. Horton increased 33% to $630.7 million
•Consolidated revenues increased 10% to $5.4 billion
•Consolidated pre-tax income increased 25% to $782.4 million, with a pre-tax profit margin of 14.5%
•Homes closed increased 10% in homes and value to 17,642 homes and $5.2 billion
•Net sales orders increased 38% to 21,519 homes and 35% in value to $6.3 billion

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its third fiscal quarter ended June 30, 2020 increased 37% to $1.72 per diluted share compared to $1.26 per diluted share in the same quarter of fiscal 2019. Net income attributable to D.R. Horton in the third quarter of fiscal 2020 increased 33% to $630.7 million compared to $474.8 million in the same quarter of fiscal 2019. The current period results include an income tax benefit of $38.1 million related to federal energy efficient homes tax credits that were retroactively reinstated earlier in the year. Homebuilding revenue for the third quarter of fiscal 2020 increased 10% to $5.2 billion from $4.8 billion in the same quarter of fiscal 2019. Homes closed in the quarter increased 10% to 17,642 homes compared to 15,971 homes closed in the same quarter of fiscal 2019.

For the nine months ended June 30, 2020, net income attributable to D.R. Horton increased 39% to $1.5 billion, or $4.17 per diluted share, compared to $1.1 billion, or $2.94 per diluted share, in the same period of fiscal 2019. The current period results include an income tax benefit of $77.6 million related to federal energy efficient homes tax credits that were retroactively reinstated during the period. Homebuilding revenue for the first nine months of fiscal 2020 increased 11% to $13.5 billion from $12.2 billion in the same period of fiscal 2019. Homes closed in the first nine months of fiscal 2020 increased 10% to 45,140 homes compared to 40,951 homes closed in the same period of fiscal 2019.

Net sales orders for the third quarter ended June 30, 2020 increased 38% to 21,519 homes and 35% in value to $6.3 billion compared to 15,588 homes and $4.7 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2020 was 22% compared to 20% in the prior year quarter. Net sales orders for the first nine months of fiscal 2020 increased 26% to 54,732 homes and 27% in value to $16.3 billion compared to 43,435 homes and $12.9 billion in the same period of fiscal 2019.

The Company's sales order backlog of homes under contract at June 30, 2020 increased 41% to 23,205 homes and 41% in value to $7.0 billion compared to 16,507 homes and $5.0 billion at June 30, 2019.

At June 30, 2020, the Company had 32,800 homes in inventory, of which 12,700 were unsold. 2,900 of the Company’s unsold homes at June 30, 2020 were completed. The Company’s homebuilding land and lot portfolio totaled 335,500 lots at the end of the quarter, of which 34% were owned and 66% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 19.9% for the trailing twelve months ended June 30, 2020, and homebuilding return on inventory (ROI) was 21.6% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the third quarter with $1.9 billion of unrestricted homebuilding cash and $1.8 billion of available capacity on its revolving credit facilities for total homebuilding liquidity of $3.7 billion. Homebuilding debt at June 30, 2020 totaled $2.5 billion, with $400 million of senior note maturities in the next twelve months. The Company’s homebuilding debt to total capital ratio at June 30, 2020 was 18.4%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered record results in the third fiscal quarter of 2020, including a 38% increase in net sales orders to 21,519 homes, a 25% increase in consolidated pre-tax income to $782.4 million and a 10% increase in revenues to $5.4 billion. Our pre-tax profit margin for the quarter improved 170 basis points to 14.5%, while our EPS increased 37% to $1.72 per diluted share. These results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“We appreciate the continued efforts of our operational teams who are providing new homes to families across the United States during the COVID-19 pandemic. Our priority continues to be the health and safety of our employees, customers, trade partners and the communities we serve. Although we experienced a sudden, temporary disruption to our business from the pandemic in mid-March and April, we saw a significant increase in new home demand in May and June, which we were well-positioned for with our affordable product offerings and housing inventories. Our experienced operators across the country adjusted quickly to changing market conditions, resulting in net sales order increases in excess of 50% in both May and June as compared to the same months in the prior year.

“In these uncertain times, we plan to maintain our flexible operational and financial position by generating strong cash flows from our homebuilding operations and managing our product offerings, incentives, home pricing, sales pace and inventory levels to optimize the return on our inventory investments in each of our communities based on local housing market conditions. Our strong balance sheet, ample liquidity and low leverage provide us with flexibility to operate effectively through changing economic conditions, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company.”

COVID-19
During the latter part of March 2020, the impacts of the COVID-19 pandemic (C-19) and the related widespread reductions in economic activity across the United States began to adversely affect the Company’s business. However, residential construction and financial services are designated as essential businesses as part of critical infrastructure in almost all of the municipalities across the U.S. where the Company operates. The Company implemented operational protocols to comply with social distancing and other health and safety guidelines as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

During April 2020 when restrictive stay-at-home orders were in place for many markets across the United States, the Company experienced increases in sales cancellations and decreases in sales orders, and net sales orders for April were 1% lower than the same month in the prior year. However, as economic activity began to resume and restrictive orders began to be lifted, the Company’s weekly sales pace during May and June increased significantly and cancellation rates returned to normal levels. In both May and June, the Company’s net sales orders increased by more than 50% compared to the prior year periods. The Company has continued to experience strong increases in net sales orders in July compared to the same month in the prior year.

The Company believes the increase in demand since May has been fueled by increased buyer urgency due to lower interest rates on mortgage loans, the limited supply of homes at affordable price points across most of the Company’s markets, and to some extent the lower levels of home sales from mid-March through early April which caused some pent-up demand. The Company was and remains well-positioned for this increased demand with its affordable product offerings, lot supply and housing inventories, particularly completed homes and those close to completion.

However, even with the resurgence of demand since May, the Company remains cautious as to the impact C-19 may have on its operations and on the overall economy in the future. There is significant uncertainty regarding the extent to which and how long C-19 and its related effects will impact the U.S. economy and level of employment, capital markets, secondary mortgage markets, consumer confidence, demand for the Company’s homes and availability of mortgage loans to homebuyers. The extent to which this impacts the Company’s operational and financial performance will depend on future developments, including the duration and spread of C-19 and the impact on D.R. Horton’s customers, trade partners and employees, all of which are highly uncertain and cannot be predicted.

Guidance
The Company plans to provide guidance for its fourth fiscal quarter of 2020 on its conference call today.

Dividends
During the third quarter of fiscal 2020, the Company paid cash dividends of $63.6 million, for a total of $192.3 million of dividends paid during the nine months ended June 30, 2020. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.175 per common share that is payable on August 24, 2020 to stockholders of record on August 12, 2020.

Share Repurchases
The Company repurchased 7.0 million shares of common stock for $360.4 million during the nine months ended June 30, 2020, none of which were purchased in the three months ended June 30, 2020. The Company’s remaining stock repurchase authorization at June 30, 2020 was $535.3 million.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 51 markets and 22 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the third quarter ended June 30, 2020, Forestar sold 2,023 lots and generated $177.9 million of revenue compared to 1,158 lots and $88.2 million of revenue in the prior year quarter. For the nine months ended June 30, 2020, Forestar sold 6,396 lots and generated $584.3 million of revenue compared to 2,224 lots and $192.0 million of revenue in the prior year nine month period. These results are included in the Company’s segment information following the consolidated financials.

Forestar ended the third quarter with $355.6 million of unrestricted cash and $348.4 million of available borrowing capacity on its senior unsecured revolving credit facility for total liquidity of $704.0 million. Forestar’s debt at June 30, 2020 totaled $640.6 million, with no senior note maturities until fiscal 2024.

DHI Communities
DHI Communities, a wholly-owned D.R. Horton subsidiary, is a multi-family rental company that had four projects under active construction and one project that was substantially complete at June 30, 2020. DHI Communities sold two multi-family rental properties during the current fiscal year, neither of which were sold during the current quarter, for $128.5 million and recorded gains on sale of $59.4 million. At June 30, 2020 and September 30, 2019, the consolidated balance sheets included $224.8 million and $204.0 million, respectively, of assets owned by DHI Communities.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, July 28) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 88 markets in 29 states across the United States and closed 61,164 homes in the twelve-month period ended June 30, 2020. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that in these uncertain times, we plan to maintain our flexible operational and financial position by generating strong cash flows from our homebuilding operations and managing our product offerings, incentives, home pricing, sales pace and inventory levels to optimize the return on our inventory investments in each of our communities based on local housing market conditions and that our strong balance sheet, ample liquidity and low leverage provide us with flexibility to operate effectively through changing economic conditions, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company. The forward-looking statements also include all commentary in the COVID-19 section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effects of public health issues such as a major epidemic or pandemic, including the impact of C-19 on the economy and our businesses; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding, lot development and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are or will be filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2020	September 30, 2019
	(In millions)
ASSETS
Cash and cash equivalents	$2,353.5	$1,494.3
Restricted cash	19.2	19.7
Total cash, cash equivalents and restricted cash	2,372.7	1,514.0
Inventories:
Construction in progress and finished homes	5,847.3	5,245.0
Residential land and lots — developed, under development, held for development and held for sale	6,291.4	6,037.0
Total inventory	12,138.7	11,282.0
Mortgage loans held for sale	1,502.6	1,072.0
Deferred income taxes, net of valuation allowance of $13.6 million and $18.7 million at June 30, 2020 and September 30, 2019, respectively	158.6	163.1
Property and equipment, net	631.9	499.2
Other assets	1,005.9	912.8
Goodwill	163.5	163.5
Total assets	$17,973.9	$15,606.6
LIABILITIES
Accounts payable	$761.2	$634.0
Accrued expenses and other liabilities	1,588.3	1,278.1
Notes payable	4,297.3	3,399.4
Total liabilities	6,646.8	5,311.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 394,374,575 shares issued and 363,633,208 shares outstanding at June 30, 2020 and 392,172,821 shares issued and 368,431,454 shares outstanding at September 30, 2019	3.9	3.9
Additional paid-in capital	3,214.2	3,179.1
Retained earnings	8,992.5	7,640.1
Treasury stock, 30,741,367 shares and 23,741,367 shares at June 30, 2020 and September 30, 2019, respectively, at cost	(1,162.6)	(802.2)
Stockholders’ equity	11,048.0	10,020.9
Noncontrolling interests	279.1	274.2
Total equity	11,327.1	10,295.1
Total liabilities and equity	$17,973.9	$15,606.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
	(In millions, except per share data)
Revenues	$5,390.0	$4,906.3	$13,910.8	$12,554.0
Cost of sales	4,084.7	3,831.6	10,619.7	9,839.4
Selling, general and administrative expense	527.5	480.0	1,450.1	1,327.0
Gain on sale of assets	—	(22.6)	(59.5)	(53.9)
Other (income) expense	(4.6)	(9.4)	(26.4)	(23.7)
Income before income taxes	782.4	626.7	1,926.9	1,465.2
Income tax expense	149.5	153.1	377.6	350.5
Net income	632.9	473.6	1,549.3	1,114.7
Net income (loss) attributable to noncontrolling interests	2.2	(1.2)	4.6	1.5
Net income attributable to D.R. Horton, Inc.	$630.7	$474.8	$1,544.7	$1,113.2

Basic net income per common share attributable to D.R. Horton, Inc.	$1.73	$1.28	$4.22	$2.98
Weighted average number of common shares	363.8	372.3	366.0	373.5

Diluted net income per common share attributable to D.R. Horton, Inc.	$1.72	$1.26	$4.17	$2.94
Adjusted weighted average number of common shares	367.7	376.9	370.4	378.2

Other Consolidated Financial Data
Interest charged to cost of sales	$32.8	$34.3	$87.7	$89.8
Depreciation and amortization	$18.6	$18.3	$57.4	$52.4
Interest incurred	$38.0	$38.1	$113.3	$104.8

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2020	2019
	(In millions)
OPERATING ACTIVITIES
Net income	$1,549.3	$1,114.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57.4	52.4
Amortization of discounts and fees	7.8	8.1
Stock-based compensation expense	59.2	53.9
Equity in earnings of unconsolidated entities	(0.6)	(0.5)
Distributions of earnings of unconsolidated entities	—	0.5
Deferred income taxes	1.0	11.7
Inventory and land option charges	17.8	41.0
Gain on sale of assets	(59.5)	(53.9)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(602.3)	(393.0)
Increase in residential land and lots – developed, under development, held for development and held for sale	(361.9)	(606.2)
Increase in other assets	(62.2)	(138.1)
Net increase in mortgage loans held for sale	(430.7)	(158.5)
Increase in accounts payable, accrued expenses and other liabilities	413.6	148.6
Net cash provided by operating activities	588.9	80.7
INVESTING ACTIVITIES
Expenditures for property and equipment	(66.8)	(105.3)
Proceeds from sale of assets	129.8	143.8
Expenditures related to rental properties	(153.6)	(56.3)
Return of investment in unconsolidated entities	2.4	4.4
Net principal increase of other mortgage loans and real estate owned	(3.7)	(2.0)
Payments related to business acquisitions	(8.5)	(310.9)
Net cash used in investing activities	(100.4)	(326.3)
FINANCING ACTIVITIES
Proceeds from notes payable	2,346.3	2,528.2
Repayment of notes payable	(1,679.5)	(2,536.1)
Advances on mortgage repurchase facility, net	284.0	158.8
Proceeds from stock associated with certain employee benefit plans	15.0	26.8
Cash paid for shares withheld for taxes	(38.2)	(19.5)
Cash dividends paid	(192.3)	(167.9)
Repurchases of common stock	(360.4)	(361.5)
Distributions to noncontrolling interests, net	(0.7)	(3.9)
Other financing activities	(4.0)	—
Net cash provided by (used in) financing activities	370.2	(375.1)
Net increase (decrease) in cash, cash equivalents and restricted cash	858.7	(620.7)
Cash, cash equivalents and restricted cash at beginning of period	1,514.0	1,506.0
Cash, cash equivalents and restricted cash at end of period	$2,372.7	$885.3

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	June 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,896.8	$355.6	$75.1	$26.0	$—	$—	$2,353.5
Restricted cash	9.0	—	10.0	0.2	—	—	19.2
Inventories:
Construction in progress and finished homes	5,886.0	—	—	—	(38.7)	—	5,847.3
Residential land and lots	5,030.8	1,287.1	—	—	(28.0)	1.5	6,291.4
	10,916.8	1,287.1	—	—	(66.7)	1.5	12,138.7
Mortgage loans held for sale	—	—	1,502.6	—	—	—	1,502.6
Deferred income taxes, net	154.6	—	—	—	10.0	(6.0)	158.6
Property and equipment, net	344.0	1.2	3.7	284.8	(1.8)	—	631.9
Other assets	880.7	41.5	128.9	50.3	(100.6)	5.1	1,005.9
Goodwill	134.3	—	—	—	—	29.2	163.5
	$14,336.2	$1,685.4	$1,720.3	$361.3	$(159.1)	$29.8	$17,973.9
Liabilities
Accounts payable	$720.7	$26.0	$0.1	$14.4	$—	$—	$761.2
Accrued expenses and other liabilities	1,423.1	171.9	103.7	8.7	(100.9)	(18.2)	1,588.3
Notes payable	2,490.3	640.6	1,172.9	—	(6.5)	—	4,297.3
	$4,634.1	$838.5	$1,276.7	$23.1	$(107.4)	$(18.2)	$6,646.8

	September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,043.0	$382.8	$43.4	$25.1	$—	$—	$1,494.3
Restricted cash	8.0	—	11.6	0.1	—	—	19.7
Inventories:
Construction in progress and finished homes	5,249.0	—	—	—	(4.0)	—	5,245.0
Residential land and lots	5,036.6	1,028.9	—	—	(31.4)	2.9	6,037.0
	10,285.6	1,028.9	—	—	(35.4)	2.9	11,282.0
Mortgage loans held for sale	—	—	1,072.0	—	—	—	1,072.0
Deferred income taxes, net	146.4	17.4	—	—	5.1	(5.8)	163.1
Property and equipment, net	272.4	2.4	3.2	221.2	—	—	499.2
Other assets	826.2	24.2	68.3	71.5	(88.5)	11.1	912.8
Goodwill	134.3	—	—	—	—	29.2	163.5
	$12,715.9	$1,455.7	$1,198.5	$317.9	$(118.8)	$37.4	$15,606.6
Liabilities
Accounts payable	$598.6	$16.8	$7.0	$11.6	$—	$—	$634.0
Accrued expenses and other liabilities	1,152.5	169.5	53.0	9.3	(93.6)	(12.6)	1,278.1
Notes payable	2,047.6	460.5	888.9	—	—	2.4	3,399.4
	$3,798.7	$646.8	$948.9	$20.9	$(93.6)	$(10.2)	$5,311.5
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.
(3)Amounts represent the elimination of intercompany transactions.
(4)Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$5,207.6	$—	$—	$—	$—	$—	$5,207.6
Land/lot sales and other	14.5	177.9	—	8.9	(175.5)	—	25.8
Financial services	—	—	156.6	—	—	—	156.6
	5,222.1	177.9	156.6	8.9	(175.5)	—	5,390.0
Cost of sales
Home sales (5)	4,082.3	—	—	—	(16.8)	—	4,065.5
Land/lot sales and other	10.2	157.0	—	—	(152.7)	(0.3)	14.2
Inventory and land option charges	4.9	0.1	—	—	—	—	5.0
	4,097.4	157.1	—	—	(169.5)	(0.3)	4,084.7
Selling, general and administrative expense	415.1	11.2	93.9	7.1	—	0.2	527.5
Other (income) expense	(0.2)	(0.7)	(6.1)	2.4	—	—	(4.6)
Income (loss) before income taxes	$709.8	$10.3	$68.8	$(0.6)	$(6.0)	$0.1	$782.4

	Nine Months Ended June 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$13,434.2	$—	$—	$—	$—	$—	$13,434.2
Land/lot sales and other	49.7	584.3	—	27.2	(548.6)	—	112.6
Financial services	—	—	364.0	—	—	—	364.0
	13,483.9	584.3	364.0	27.2	(548.6)	—	13,910.8
Cost of sales
Home sales (5)	10,569.2	—	—	—	(34.4)	—	10,534.8
Land/lot sales and other	34.9	509.8	—	—	(476.6)	(1.0)	67.1
Inventory and land option charges	17.3	0.5	—	—	—	—	17.8
	10,621.4	510.3	—	—	(511.0)	(1.0)	10,619.7
Selling, general and administrative expense	1,135.3	32.8	257.7	23.9	—	0.4	1,450.1
Gain on sale of assets	—	(0.1)	—	(59.4)	—	—	(59.5)
Other (income) expense	(9.7)	(4.8)	(17.7)	5.8	—	—	(26.4)
Income before income taxes	$1,736.9	$46.1	$124.0	$56.9	$(37.6)	$0.6	$1,926.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,157.0	$(205.7)	$(347.7)	$2.1	$(16.8)	$—	$588.9
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.
(3)Amounts represent the elimination of intercompany transactions.
(4)Amounts represent purchase accounting adjustments related to the Forestar acquisition.
(5)Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$4,734.6	$—	$—	$—	$—	$—	$4,734.6
Land/lot sales and other	27.5	88.2	—	9.6	(73.2)	—	52.1
Financial services	—	—	119.6	—	—	—	119.6
	4,762.1	88.2	119.6	9.6	(73.2)	—	4,906.3
Cost of sales
Home sales (5)	3,773.0	—	—	—	(1.3)	—	3,771.7
Land/lot sales and other	23.2	75.3	—	—	(66.0)	8.2	40.7
Inventory and land option charges	19.2	—	—	—	—	—	19.2
	3,815.4	75.3	—	—	(67.3)	8.2	3,831.6
Selling, general and administrative expense	387.4	7.9	76.4	8.2	—	0.1	480.0
Gain on sale of assets	—	(1.5)	—	(22.6)	—	1.5	(22.6)
Other (income) expense	(2.5)	(1.9)	(4.9)	(0.1)	—	—	(9.4)
Income before income taxes	$561.8	$8.4	$48.1	$24.1	$(5.9)	$(9.8)	$626.7

	Nine Months Ended June 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$12,125.8	$—	$—	$—	$—	$—	$12,125.8
Land/lot sales and other	49.2	192.0	—	22.4	(141.8)	—	121.8
Financial services	—	—	306.4	—	—	—	306.4
	12,175.0	192.0	306.4	22.4	(141.8)	—	12,554.0
Cost of sales
Home sales (5)	9,716.5	—	—	—	(3.1)	—	9,713.4
Land/lot sales and other	37.6	149.6	—	—	(122.2)	20.0	85.0
Inventory and land option charges	41.0	—	—	—	—	—	41.0
	9,795.1	149.6	—	—	(125.3)	20.0	9,839.4
Selling, general and administrative expense	1,071.4	19.8	213.4	22.1	—	0.3	1,327.0
Gain on sale of assets	(2.0)	(2.4)	—	(51.9)	—	2.4	(53.9)
Other (income) expense	(6.1)	(4.6)	(12.6)	(0.4)	—	—	(23.7)
Income before income taxes	$1,316.6	$29.6	$105.6	$52.6	$(16.5)	$(22.7)	$1,465.2
Summary Cash Flow Information
Cash provided by (used in) operating activities	$605.7	$(450.1)	$(65.5)	$(2.5)	$(2.5)	$(4.4)	$80.7
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.
(3)Amounts represent the elimination of intercompany transactions.
(4)Amounts represent purchase accounting adjustments related to the Forestar acquisition.
(5)Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
($s in millions)

NET SALES ORDERS
	Three Months Ended June 30,				Nine Months Ended June 30,
	2020		2019		2020		2019
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,803	$837.8	2,073	$606.0	7,393	$2,188.3	6,069	$1,744.0
Midwest	1,374	483.8	881	298.1	3,514	1,245.5	2,449	856.3
Southeast	6,991	1,920.0	5,105	1,379.5	17,381	4,746.7	14,326	3,831.2
South Central	6,644	1,693.5	4,475	1,139.7	16,558	4,226.7	12,649	3,198.7
Southwest	1,017	285.4	799	217.6	2,626	752.8	2,126	558.7
West	2,690	1,116.8	2,255	1,066.2	7,260	3,147.9	5,816	2,685.4
	21,519	$6,337.3	15,588	$4,707.1	54,732	$16,307.9	43,435	$12,874.3

HOMES CLOSED
	Three Months Ended June 30,				Nine Months Ended June 30,
	2020		2019		2020		2019
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,500	$735.2	2,356	$674.7	6,281	$1,835.1	5,705	$1,638.6
Midwest	1,053	372.7	856	301.8	2,743	963.6	2,228	793.0
Southeast	5,921	1,627.8	5,181	1,384.3	14,983	4,092.5	13,491	3,593.9
South Central	5,397	1,375.6	4,635	1,177.8	13,344	3,390.8	12,055	3,037.0
Southwest	750	213.8	855	228.7	2,093	609.5	2,097	545.6
West	2,021	882.5	2,088	967.3	5,696	2,542.7	5,375	2,517.7
	17,642	$5,207.6	15,971	$4,734.6	45,140	$13,434.2	40,951	$12,125.8

SALES ORDER BACKLOG
	As of June 30,
	2020		2019
	Homes	Value	Homes	Value
East	3,028	$929.3	2,267	$675.5
Midwest	1,834	646.6	1,253	414.0
Southeast	6,675	1,873.7	5,056	1,409.6
South Central	7,380	1,920.0	5,086	1,313.4
Southwest	1,348	384.8	957	264.8
West	2,940	1,259.4	1,888	893.0
	23,205	$7,013.8	16,507	$4,970.3

HOMES IN INVENTORY
	As of June 30,
	2020	2019
East	4,300	4,000
Midwest	2,300	2,200
Southeast	9,700	8,900
South Central	10,600	8,400
Southwest	1,600	1,500
West	4,300	4,200
	32,800	29,200